Exhibit 11
COMPUTATION OF PER SHARE EARNINGS
The Computation of Per Share Earnings is incorporated herein by reference to Note 9 to the Notes to Consolidated Financial Statements for the fiscal year ended December 31, 2010 included with this Annual Report on Form 10-K.